Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Kevin Soulsby	Claire McAdams
Interim Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Third Quarter 2023 Financial Results

Santa Clara, Calif.—November 1, 2023—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and nine months ended September 30, 2023.

“We are pleased to deliver third-quarter 2023 results well above our prior expectations, reflecting media technology upgrade initiatives currently underway in the hard disk drive (HDD) industry,” commented Nigel Hunton, president and chief executive officer. “Industry leaders are focused on executing the ramp of next-generation media technology, and within this evolving landscape Intevac has emerged as the enabling technology partner for HDD media production. The revenue upside we achieved in Q3 also demonstrates our operational agility and ability to execute to meet customer timelines for technology upgrades. We expect the collection of HDD receivables in Q4 will drive an increase in our total cash balance by year-end, which we continue to expect will be within the range of $75 to $80 million, as communicated previously.

“We are also very pleased to announce that during Q3 we entered the formal qualification cycle for our groundbreaking TRIO™ platform with our JDA partner Corning Incorporated, which is one of the world’s leading innovators in glass and glass-ceramic materials for mobile consumer electronics applications,” continued Mr. Hunton. “We expect to complete the qualification stage in Q4 and advance to delivery of the TRIO system to Corning. We continue to believe that our JDA with Corning represents significant potential for Intevac’s future revenue growth. As we look towards 2024 in particular, we expect the results of the recently-completed restructuring process will enable the Company to deliver improved operating performance and preserve the strength of our balance sheet.”

($ Millions, except per share amounts)

	Three Months Ended September 30, 2023		Three Months Ended October 1, 2022
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$17.9	$17.9	$10.8	$10.8
Operating Income (Loss)	$(1.4)	$0.5	$(3.2)	$(3.2)
Net Income (Loss)	$(1.6)	$0.1	$(3.2)	$(3.2)
Net Income (Loss) per Share – Basic and Diluted	$(0.06)	$0.00	$(0.13)	$(0.13)

	Nine Months Ended September 30, 2023		Nine Months Ended October 1, 2022
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$39.8	$39.8	$24.5	$24.5
Operating Loss	$(11.3)	$(9.4)	$(13.2)	$(10.6)
Net Loss	$(10.3)	$(9.0)	$(13.9)	$(10.8)
Net Loss per Share – Basic and Diluted	$(0.40)	$(0.35)	$(0.55)	$(0.43)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (i) restructuring charges, (ii) fixed asset disposals associated with a restructuring program and (iii) discontinued operations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Third Quarter 2023 Summary

Revenues were $17.9 million, compared to $10.8 million in the third quarter of 2022, and consisted of HDD upgrades, spares and service. Gross margin was 39.1%, compared to 45.5%, in the third quarter of 2022. Operating expenses were $8.4 million, compared to $8.1 million in the third quarter of 2022. The operating loss was $1.4 million compared to $3.2 million in the third quarter of 2022. The operating loss of $1.4 million included $2.0 million of restructuring-related costs, including severance.

The net loss for the quarter was $1.6 million, or $0.06 per diluted share, compared to a net loss of $3.2 million, or $0.13 per diluted share, in the third quarter of 2022. Non-GAAP net income for the third quarter of 2023 was $0.1 million, or $0.00 per diluted share, compared to a non-GAAP net loss of $3.2 million, or $0.13 per diluted share, in the third quarter of 2022.

Order backlog was $46.5 million on September 30, 2023 compared to $58.2 million on July 1, 2023 and $110.4 million on October 1, 2022. Backlog at September 30, 2023 and July 1, 2023 included two 200 Lean HDD systems. Backlog at October 1, 2022 included eleven 200 Lean HDD systems.

The Company ended the quarter with $66.2 million of total cash, cash equivalents, restricted cash and investments and $115.2 million in tangible book value.

First Nine Months 2023 Summary

Revenues were $39.8 million, compared to first nine months of 2022 revenues of $24.5 million, and consisted of one 200 Lean HDD system, one refurbished 200 Lean HDD system, HDD upgrades, spares and service. Gross margin was 35.9%, compared to 41.2% in the first nine months of 2022. Operating expenses were $25.6 million, compared to $23.3 million in the first nine months of 2022. The operating loss of $11.3 million included $2.0 million of restructuring-related costs, including severance. The net loss was $10.3 million, or $0.40 per diluted share, compared to a net loss of $13.9 million, or $0.55 per diluted share, for the first nine months of 2022. On a non-GAAP basis, the net loss was $9.0 million, or $0.35 per diluted share, compared to a net loss of $10.8 million, or $0.43 per diluted share, for the first nine months of 2022.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of restructuring charges, fixed asset disposals associated with a restructuring program and discontinued operations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13741623. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/register/intevac110123/en or on the Company’s investor relations website at https://ir.intevac.com/. For those unable to attend live, an archived webcast of the call will be available at the same link.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. As a long-time supplier to the hard disk drive (HDD) industry, our industry-leading 200 Lean® platform supports the majority of the world’s capacity for HDD disk media production, as well as all technology upgrade initiatives currently underway in support of next-generation HDD media. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also are leveraging our technology and know-how for additional applications, such as coatings for consumer devices.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark of Intevac, Inc. and TRIO™ is a trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s revenue growth potential, expected collection of receivables, the completion of the TRIO qualification process, and future financial performance, including improved operating results and preserving the strength of the balance sheet. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global macroeconomic conditions and supply chain challenges including shipment delays, availability of components, and freight, logistics and other disruptions, and changes in market dynamics that could change the forecasts and delivery schedules for both our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net revenues	$17,915	$10,750	$39,758	$24,502
Gross profit	6,999	4,890	14,287	10,100
Gross margin	39.1%	45.5%	35.9%	41.2%
Operating expenses
Research and development	3,720	3,311	11,340	10,339
Selling, general and administrative	4,707	4,741	14,281	13,007

Total operating expenses	8,427	8,052	25,621	23,346

Total operating loss	(1,428)	(3,162)	(11,334)	(13,246)
Interest and other income (expense), net	600	413	1,922	723

Loss from continuing operations before provision for income taxes	(828)	(2,749)	(9,412)	(12,523)
Provision for income taxes	796	467	1,298	992

Net loss from continuing operations	(1,624)	(3,216)	(10,710)	(13,515)
Net income (loss) from discontinued operations, net of taxes	48	(20)	365	(394)

Net loss	$(1,576)	$(3,236)	$(10,345)	$(13,909)

Net income (loss) per share
Basic and diluted - continuing operations	$(0.06)	$(0.13)	$(0.41)	$(0.54)
Basic and diluted - discontinued operations	$0.00	$(0.00)	$0.01	$(0.02)
Basic and diluted - net loss	$(0.06)	$(0.13)	$(0.40)	$(0.55)
Weighted average common shares outstanding
Basic and diluted	26,287	25,370	26,033	25,104

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	September 30, 2023	December 31, 2022
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$61,627	$94,445
Accounts receivable, net	27,980	15,823
Inventories	42,837	30,003
Prepaid expenses and other current assets	1,905	1,898

Total current assets	134,349	142,169
Long-term investments	3,855	17,585
Restricted cash	700	786
Property, plant and equipment, net	7,536	3,658
Operating lease right-of-use-assets	1,772	3,390
Intangible assets, net	988	1,090
Deferred income tax and other long-term assets	3,877	4,381

Total assets	$153,077	$173,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$1,694	$3,404
Accounts payable	5,538	11,610
Accrued payroll and related liabilities	3,196	3,087
Other accrued liabilities	2,732	5,430
Contract advances	21,523	2,444

Total current liabilities	34,683	25,975
Non-current liabilities
Non-current operating lease liabilities	646	1,417
Contract advances	1,482	22,215
Other non-current liabilities	29	—

Total non-current liabilities	2,157	23,632
Stockholders’ equity
Common stock ($0.001 par value)	26	26
Additional paid-in capital	209,396	206,355
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive loss	(104)	(193)
Accumulated deficit	(63,530)	(53,185)

Total stockholders’ equity	116,237	123,452

Total liabilities and stockholders’ equity	$153,077	$173,059

Note: Amounts as of December 31, 2022 are derived from the December 31, 2022 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Non-GAAP Income (Loss) from Operations
Reported operating loss (GAAP basis)	$(1,428)	$(3,162)	$(11,334)	$(13,246)
Restructuring charges [1]	1,950	—	1,950	1,232
Loss on fixed asset disposals[2]	—	—	—	1,453

Non-GAAP Operating Income (Loss)	$522	$(3,162)	$(9,384)	$(10,561)

Non-GAAP Net Income (Loss)
Reported net loss (GAAP basis)	$(1,576)	$(3,236)	$(10,345)	$(13,909)
Continuing operations:
Restructuring charges [1]	1,950	—	1,950	1,232
Loss on fixed asset disposals[2]	—	—	—	1,453
Income tax effect of non-GAAP adjustments[3]	(275)	—	(275)	—
Discontinued operations[4]	(48)	20	(365)	394

Non-GAAP Net Income (Loss)	$51	$(3,216)	$(9,035)	$(10,830)

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net loss per diluted share (GAAP basis)	$(0.06)	$(0.13)	$(0.40)	$(0.55)
Continuing operations:
Restructuring charges [1]	$0.06	$—	$0.06	$0.05
Loss on fixed asset disposals[2]	$—	$—	$—	$0.06
Discontinued operations[4]	$(0.00)	$0.00	$(0.01)	$0.02
Non-GAAP Net Income (Loss) Per Diluted Share	$0.00	$(0.13)	$(0.35)	$(0.43)
Weighted average number of basic shares	26,287	25,370	26,033	25,104
Weighted average number of diluted shares	26,799	25,370	26,033	25,104

[1]

Results for the three and nine months ended September 30, 2023 and the nine months ended October 1, 2022 include severance and other employee-related costs related to various restructuring programs. Restructuring costs for the three and nine months ended September 30, 2023 include $2.0 million for severance. Restructuring costs for the nine months ended October 1, 2022 include $1.2 million for severance and the related modification of certain stock-based awards.

[2]	The amount represents fixed asset disposals under the 2022 restructuring plan.
[3]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

[4]	The amount represents discontinued operations of the Photonics business that was sold on December 30, 2021.